Exhibit 10.4
VOUGHT AIRCRAFT INDUSTRIES, INC.
2006 INCENTIVE AWARD PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
GRANT NOTICE
     Pursuant to this Restricted Stock Unit Agreement dated November 3, 2006 (together with Appendix A hereto, the “Agreement”), Vought Aircraft Industries, Inc, a Delaware corporation (the “Company”) hereby grants Elmer L. Doty (the “Participant”), the following award of Restricted Stock Units (“RSUs”) pursuant and subject to the terms and conditions of this Agreement and the Company’s 2006 Incentive Award Plan (the “Plan”), the terms and conditions of which are hereby incorporated into this Agreement by reference. Except as otherwise expressly provided herein, all capitalized terms used in this Agreement, but not defined, shall have the meanings provided in the Plan. Subject to the terms and conditions of this Agreement, including those provided in Appendix A, the principal features of this award are as follows:
     Number of RSUs: 200,000
     Grant Date: November 2, 2006
     Vesting of RSUs: Except as otherwise provided herein, the RSUs shall vest as to all of the shares of Stock subject thereto as of the earlier to occur of (i) a Change in Control, or (ii) May 25, 2009, subject to the Participant’s continued employment with the Company through either such occurrence, provided, that if the Participant’s employment is terminated prior to either such occurrence by the Company without Cause or due to the Participant’s death or Disability, the RSUs shall vest as to all of the shares of Stock subject thereto immediately prior to such termination (any such date on which the RSUs vest, the “Vesting Date”). For purposes of this Agreement, “Cause” means Cause as defined in a Participant’s employment agreement with the Company if such an agreement exists and contains a definition of Cause, or, if no such agreement exists or such agreement does not contain a definition of Cause, then Cause means (i) a Participant’s failure substantially to perform his or her duties, other than any such failure resulting from the Participant’s disability, after notice and reasonable opportunity for cure, all as determined by the Committee; (ii) a Participant’s willful misconduct, gross negligence or a breach of fiduciary duty that, in each case or in the aggregate, results in material harm to the Company; (iii) a Participant’s having been the subject of any order, judicial or administrative, obtained or issued by the Securities Exchange Commission, for any securities violation involving fraud, including any such order consented to by the individual in which findings of facts or any legal conclusions establishing liability are neither admitted nor denied; (iv) a Participant’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude; (v) a Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the Company’s premises or while performing his or her duties and responsibilities; or (vi) a Participant’s act of fraud, dishonesty, embezzlement, or misappropriation, in each case, against the Company or involving Company assets.

     Termination of RSUs: If the Participant’s employment with the Company is terminated prior to the Vesting Date other than by the Company without Cause or due to the Participant’s death or Disability, all RSUs that have not vested as of such termination shall be immediately forfeited by the Participant as of such date of termination without consideration therefor.
     The Participant’s signature below indicates the Participant’s agreement with and understanding that this award is subject to all of the terms and conditions contained in the Plan and in this Agreement (including Appendix A), and that, in the event that there are any inconsistencies between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall control. The Participant further acknowledges that the Participant has read and understands the Plan and this Agreement, including Appendix A hereto, which contains the specific terms and conditions of this grant of RSUs. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

VOUGHT AIRCRAFT INDUSTRIES, INC.		PARTICIPANT
/s/ Kevin P. McGlinchey		/s/ Elmer Doty

Elmer L. Doty
Name:	Kevin P. McGlinchey	Address:

Title:	Corporate Secretary

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APPENDIX A
TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS
     1. Grant. The Company hereby grants to the Participant, as of the Grant Date, an award of 200,000 RSUs, subject to all of the terms and conditions contained in this Agreement and the Plan. All capitalized terms used but not defined herein shall have the meanings provided in the Grant Notice and the Plan.
     2. RSUs. As of the Vesting Date, subject to the Participant’s continued employment with the Company through such date, each RSU shall vest and represent the right to receive payment, in accordance with Section 4 below, in the form of one share of Stock, provided, that the Committee, in its sole discretion, may instead elect to pay, in accordance with Section 4 below, any or all RSUs in cash in an amount equal to the Fair Market Value as of the Vesting Date of a corresponding number of shares of Stock. Unless and until an RSU vests, the Participant will have no right to payment in respect of any such RSU. Prior to actual payment in respect of any vested RSU, such RSU will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
     3. Vesting and Termination. The RSUs shall vest and shall terminate in such amounts and at such times as are set forth in the Grant Notice. No portion of the RSUs which has not become vested at the date of the Participant’s termination of employment with the Company shall thereafter become vested.
     4. Payment after Vesting; Code Section 409A. Payments in respect of any RSUs that vest in accordance herewith shall be made to the Participant (or in the event of the Participant’s death, to the Participant’s estate) in whole shares of Stock (or, in the sole discretion of the Committee, in cash) as soon as practicable, but in any event within sixty (60) days, after the date on which such RSUs vest (the “Payment Date”).
     5. Tax Withholding. The Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event arising in connection with the RSUs. Unless otherwise determined by the Committee, the Company shall, in satisfaction of the foregoing requirement, withhold shares of Stock otherwise issuable in respect of any RSUs having a Fair Market Value equal to the sums required to be withheld, and the Participant hereby agrees to such withholding of shares.
     6. Rights as Shareholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a shareholder of the Company in respect of any shares of Stock that may become deliverable hereunder unless and until certificates representing such shares of Stock shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant or any person claiming under or through the Participant.
     7. Non-Transferability. Unless transferred to a permitted transferee in accordance with Section 10.3 of the Plan, RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Stock underlying the RSUs have been issued (or cash distributed in lieu of Stock), and all restrictions applicable to any such shares of Stock have lapsed. Neither the RSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
     8. Distribution of Stock. Notwithstanding anything herein to the contrary, (a) no payment shall be made under this Agreement in the form of shares of Stock unless such shares of Stock issuable upon such payment are then registered under the Securities Act or, if such shares of Stock are not then so registered, the Committee has determined that such payment and issuance would be exempt from the registration requirements of the Securities Act, and (b) the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to this Agreement unless and until the Committee (i) has determined that the issuance and delivery of such certificates are in compliance with all applicable laws and regulations and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded, and (ii) has obtained the consent or approval of any governmental or regulatory authority that the Committee deems to be necessary or desirable as a condition to the issuance of any such certificates to the Participant (or his or her estate). All certificates delivered pursuant to this Agreement shall be subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or local securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the shares of Stock are listed, quoted, or traded. The Committee may place legends on any certificate to reference restrictions applicable to the shares of Stock. In addition to the terms and conditions provided herein, the Committee may require that the Participant make such covenants, agreements, and representations as the Committee, in its sole discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require the Participant to comply with any timing or other restrictions with respect to the settlement of any RSUs pursuant to this Agreement, including a window-period limitation, as may be imposed in the discretion of the Committee. Any shares of Stock that may be distributed pursuant to this Agreement may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased on the open market. No fractional shares shall be issued and the Committee shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.
     9. Lock-Up Period. The Participant hereby agrees that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act or any applicable state laws, the Participant shall not sell or otherwise transfer any shares of Stock or other securities of the Company during (a) the 180-day period (or such longer period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) following the effective date of a registration statement of the Company filed under the Securities Act in connection with the Company’s initial public offering of Common Stock, or (b) the 90-day period following the effective date of a registration statement filed by the Company under the Securities Act in connection with any other public offering of Common Stock (in either case, the “Market Standoff Period”). The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period and these restrictions shall be binding on any transferee of such shares.
     10. Restrictions on Shares. Shares of Stock issued pursuant to the RSUs shall be subject to such terms and conditions as the Committee shall determine in its sole discretion, including, without limitation, transferability restrictions, repurchase rights, requirements that such shares be transferred in the event of certain transactions, rights of first refusal with respect to permitted transfers of shares, voting agreements, tag-along rights and bring-along rights. Such terms and conditions may, in the Committee’s sole discretion, be contained in a stockholders’ agreement or such other agreement as the Committee shall determine, in each case in a form determined by the Committee. The issuance of such shares shall be conditioned on the Participant’s consent to such terms and conditions and/or the Participant’s entering into such agreement or agreements. Without limiting the generality of the foregoing, Participant hereby agrees that as a condition to the issuance of shares of Stock pursuant to the RSUs, at the Company’s request, Participant shall execute a stockholders’ agreement (or joinder or counterpart signature page thereto) in a form prescribed by the Company (a “Stockholders’ Agreement”) and that Participant and any and all shares issued pursuant to the RSUs shall be subject to the terms and conditions of the Stockholders’ Agreement.
     11. No Effect on Employment. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries.
     12. Severablility. In the event that any provision in this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement, which shall remain in full force and effect.
     13. Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences in connection with the RSUs granted pursuant to this Agreement. The Participant represents that the Participant has consulted with any tax consultants that the Participant deems advisable in connection with the RSUs and that the Participant is not relying on the Company for tax advice.
     14. Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee.
     15. Relationship to other Benefits. Neither the RSUs nor payment in respect thereof shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

     16. Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and all applicable state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
     17. Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant becomes subject to Section 16 of the Exchange Act, the Plan, the RSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
     18. Code Section 409A. Certain amounts payable under this Agreement may constitute “nonqualified deferred compensation” which is intended to comply with the requirements of Section 409A of the Code. To the extent that any amounts payable under this Agreement are subject to Section 409A of the Code, this Agreement shall be deemed to incorporate the terms and conditions required by Section 409A of the Code and Department of Treasury regulations. In the event that following the Grant Date, the Company determines that any amounts payable under this Agreement may not be compliant with Section 409A of the Code and related Department of Treasury guidance, the Company may adopt such amendments to this Agreement or adopt other policies or procedures (including amendments, policies and procedures with retroactive effective), or take any other action that the Company determines to be necessary or appropriate to (a) exempt the amounts payable under this Agreement from Section 409A of the Code and/or preserve the intended tax treatment of such amounts, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance. Nothing herein shall, or shall be construed so as to, limit the generality of Section 16.14 of the Plan.
     19. Adjustments. The Participant acknowledges that the RSUs are subject to modification and termination in certain events as provided in this Agreement and Article 11 of the Plan.
     20. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer contained herein, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.
     21. Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
     22. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.